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                                                                     EXHIBIT 5.1


                                 April 26, 2001


Robert E. Campbell
Nordstrom, Inc.
1617 Sixth Avenue, 6th Floor
Seattle, WA  98101

Re:  Legality of Securities

Dear Mr. Campbell:

At the request of Nordstrom, Inc. (the "Company"), we have examined the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act") of $400,000,000 of Securities of the Company. As counsel to the Company, we have examined the proceedings relating to the issuance and sale of Securities to be issued and sold by the Company. Capitalized terms used in this letter and not specifically defined have the meanings set forth in the Prospectus contained in the Registration Statement.

The Debt Securities specified as Senior Debt Securities in the applicable Prospectus will be issued under an Indenture, dated January 13, 1999 (such Indenture, as amended or supplemented from time to time, the "Senior Indenture"), between the Company and Wells Fargo Bank West, N.A. (formerly Norwest Bank Colorado, National Association), as Trustee. The Debt Securities specified as Subordinated Debt Securities in the applicable Prospectus will be issued under an Indenture dated January 13, 1999 (such Indenture, as amended or supplemented from time to time, the "Subordinated Indenture"), between the Company and Wells Fargo Bank West, N.A. (formerly Norwest Bank Colorado, National Association), as Trustee. Each series of Debt Warrants will be issued under a warrant agreement (each, a "Debt Warrant Agreement"), to be filed prior to the issuance of such Debt Warrants in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and a warrant agent or agents to be named by the Company prior to the offering of any Debt Warrants of such series. Each series of Common Stock Warrants will be issued under a warrant agreement (each, a "Stock Warrant Agreement"), to be filed prior to the issuance of such Common Stock Warrants in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and a warrant agent or agents to be named by the Company prior to the offering of any Stock Warrants of such series. Each series of Currency Warrants will be issued under a warrant agreement (each, a "Currency Warrant Agreement"), to be filed prior to the issuance of such Currency Warrants in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and a warrant agent or agents to be named by the Company prior to the offering of any Currency Warrants of such series.




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The Registration Statement provides that the Company may sell the Securities registered thereby (i) through underwriters or dealers, (ii) directly to one or more other purchasers, (iii) through agents or (iv) to both investors and/or dealers through a specific bidding or auction process or otherwise. The applicable Prospectus Supplement with respect to the Securities offered will set forth the terms of the offering of such Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and any bidding or auction process. If underwriters are used in an offering of Securities registered by the Registration Statement, the Registration Statement anticipates that the Company will sell such Securities pursuant to the terms of an underwriting agreement to be executed between the Company and underwriters that will be identified in the applicable Prospectus Supplement. The term "Underwriting Agreement" is used in this letter to mean an underwriting agreement in the form in which it will be actually executed by the Company and the underwriters with respect to a particular underwritten offering of Securities registered by the Registration Statement. We have also assumed for purposes of this letter that the terms of any Underwriting Agreement or other agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering), including a distribution agreement to be filed prior to a particular offering of Securities registered by the Registration Statement in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company, to be executed by the Company and an appropriate party or parties that will be identified in the applicable Prospectus Supplement, will fall within the scope of the authorization adopted by the Company's Board of Directors and will receive the approvals required by that Board authorization. The term "Other Agreement" is used in this letter to mean an agreement providing for the sale of Securities registered by the Registration Statement (other than by means of an underwritten offering) in the form in which it will be actually executed by the Company and the appropriate party or parties with respect to a particular offering or offerings of Securities registered by the Registration Statement. The term "Agreement" is used in this letter to mean either an Underwriting Agreement or an Other Agreement. The terms "Registered Senior Debt Securities," "Registered Subordinated Debt Securities," "Registered Debt Warrants," "Registered Common Stock," "Registered Common Stock Warrants" and "Registered Currency Warrants" are used in this letter to mean, respectively, the Senior Debt Securities, the Subordinated Debt Securities, the Debt Warrants, the Common Stock, the Stock Warrants and the Currency Warrants that are registered under the Registration Statement as initially filed and are sold by the Company under an Agreement.

For purposes of this letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purpose of this opinion, including (i) the corporate and organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Securities and (iii) the Registration Statement and the exhibits thereto.

For purposes of this letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.



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Subject to the assumptions, qualifications and limitations identified in this letter, we advise you that in our opinion:

        (1) Registered Senior Debt Securities of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize
(a) the form, terms, execution and delivery of any necessary supplemental indenture or amendment to the Senior Indenture (and such supplemental indenture or amendment shall have been duly executed and delivered by the Company and the trustee thereunder) and (b) the form and terms of such series of Registered Senior Debt Securities, (iii) such series of Registered Senior Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Senior Indenture and such corporate action, (iv) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Senior Debt Securities shall have been filed (or transmitted for filing) with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and
(vi) Registered Senior Debt Securities of such series shall have been duly executed and authenticated as provided in the Senior Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable Agreement.

        (2) Registered Subordinated Debt Securities of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms, when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act,
(ii) appropriate corporate action shall have been taken by the Company to authorize (a) the form, terms, execution and delivery of the Subordinated Indenture and any necessary supplemental indenture or amendment to the Subordinated Indenture (and the Subordinated Indenture and any such supplemental indenture or amendment shall have been duly executed and delivered by the Company and the trustee thereunder) and (b) the form and terms of such series of Registered Subordinated Debt Securities, (iii) such series of Registered Subordinated Debt Securities shall have been issued in the form and containing the terms described in the Registration Statement, any applicable Prospectus Supplements, the Subordinated Indenture and such corporate action, (iv) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Subordinated Debt Securities shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (v) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (vi) Registered Subordinated Debt Securities of such series shall have been duly executed and authenticated as provided in the Subordinated Indenture and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the applicable agreement.

        (3) Registered Debt Warrants of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms



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when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of a Debt Warrant Agreement for such series of Registered Debt Warrants, including a form of certificate evidencing such series of Registered Debt Warrants (and such Debt Warrant Agreement shall have been duly executed and delivered by the Company and the warrant agent or agents thereunder), (iii) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Debt Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission, including such Debt Warrant Agreement, shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) Registered Debt Warrants of such series are duly executed, attested and issued by duly authorized officers of the Company, countersigned by the applicable warrant agent and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner provided for in the Registration Statement, any applicable Prospectus Supplements, such Debt Warrant Agreement, the applicable Agreement and such corporate action.

        (4) Shares of Registered Common Stock will be validly issued, fully paid and nonassessable when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken to authorize the issuance and sale of such Registered Common Stock, (iii) a Prospectus Supplement or Prospectus Supplements with respect to the shares of Registered Common Stock shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission and (iv) any legally required consents, approvals, authorizations and other orders of the Commission appropriate certificates representing the shares of the Registered Common Stock are duly executed, countersigned by the Company's transfer agent/registrar, registered and delivered against payment of the agreed consideration therefor in accordance with the applicable Agreement.

        (5) Registered Common Stock Warrants of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of a Common Stock Warrant Agreement for such series of Registered Common Stock Warrants, including a form of certificate evidencing such series of Registered Common Stock Warrants (and such Common Stock Warrant Agreement shall have been duly executed and delivered by the Company and the warrant agent or agents thereunder), (iii) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Common Stock Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission and any exhibits necessary under the rules and regulations of the Commission, including such Common Stock Warrant Agreement, shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) Registered Common Stock Warrants of such series are duly executed,



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attested and issued by duly authorized officers of the Company, countersigned by the applicable warrant agent and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner provided for in the Registration Statement, any applicable Prospectus Supplements, such Stock
Warrant Agreement, the applicable Agreement and such corporate action.

        (6) Registered Currency Warrants of each series, when issued, will be binding obligations of the Company, enforceable against the Company in accordance with their terms when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the Act, (ii) appropriate corporate action shall have been taken by the Company to authorize the form, terms, execution and delivery of a Currency Warrant Agreement for such series of Registered Currency Warrants (and such Currency Warrant Agreement shall have been duly executed and delivered by the Company and the warrant agent or agents thereunder), (iii) a Prospectus Supplement or Prospectus Supplements with respect to such series of Registered Currency Warrants shall have been filed (or transmitted for filing) with the Commission pursuant to Rule 424(b) of the Act and any exhibits necessary under the rules and regulations of the Commission, including such Currency Warrant Agreement, shall have been filed with the Commission in an amendment to the Registration Statement or incorporated by reference into the Registration Statement pursuant to a Current Report on Form 8-K of the Company filed with the Commission, (iv) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities shall have been obtained and (v) Registered Currency Warrants of such series are duly executed, attested and issued by duly authorized officers of the Company, countersigned by the applicable warrant agent and delivered to the purchasers thereof against payment of the agreed consideration therefor in the manner provided for in the Registration Statement, any applicable Prospectus Supplements, such Currency Warrant Agreement, the applicable Agreement and such corporate action.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law or judicially developed doctrine in this area (such as substantive consolidation or equitable subordination) affecting the enforcement of creditors' rights generally, (ii) general principals of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing, (iv) public policy considerations which may limit the rights of parties to obtain certain remedies, (v) any requirement that a claim with respect to any security denominated in other than U.S. dollars (or a judgment denominated in other than U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined in accordance with applicable law, (vi) governmental authority to limit, delay or prohibit the making of payments outside of the United States or in a foreign currency or currency unit and (vii) any laws except the laws of the State of Washington. We advise you that issues addressed by this letter may be governed in whole or in part by other laws, but we express no opinion as to whether any relevant difference exists between the laws upon which our opinions are based and any other laws which may actually govern.

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the particular Securities, (ii) the terms of the (a) Senior Indenture, (b) Subordinated Indenture, (c) any supplemental indenture to the Senior Indenture or the Subordinated Indenture, (d) any Debt Warrant Agreement, (e) any Common Stock Warrant Agreement or (f) any Currency Warrant Agreement, each as applicable to the particular Securities, are consistent with the description of the terms of such indenture, agreement or certificate set forth in the Registration Statement and in the Prospectus and (iii) at the time of the issuance, sale and delivery of each such Security (x) the authorization of such Security by the Company will not have been modified or rescinded and



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there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (y) the issuance, sale and delivery of such Security, the terms of such Security, the terms of any Agreement, any supplemental indenture to the Senior Indenture or the Subordinated Indenture, any Debt Warrant Agreement or any Currency Warrant Agreement applicable to such Security and compliance by the Company with the terms of such Security and the terms of any such agreement or indenture will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance of the Securities.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, any amendments or supplements thereto, and the prospectus in the form first filed with the Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act.

                                        Very truly yours,

                                        LANE POWELL SPEARS LUBERSKY LLP


                                        /s/ Lane Powell Spears Lubersky LLP




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